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               INCENTIVE STOCK OPTION CERTIFICATE AGREEMENT
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          THIS AGREEMENT is made as of the Date of Grant shown on
Exhibit A hereto, by and between MEDICIS PHARMACEUTICAL
CORPORATION, a Delaware corporation (the "Corporation"), and the individual named on Exhibit A hereto (the "Optionee").
          WHEREAS, the Optionee is a valuable and trusted employee of the Corporation and the Corporation considers it desirable and in its best interests that the Optionee be given an added incentive to advance the interests of the Corporation by possessing an option to purchase shares of the Corporation, in accordance with the Company's stock option plan identified on Exhibit A hereto (the "Plan"); and
          WHEREAS, Section 7.1 of the Plan states that options granted under the Plan shall be evidenced by certificates incorporating such terms and conditions as the Plan Committee (as such term is defined in the Plan) in its absolute discretion deems consistent with the terms of the Plan; and
          WHEREAS, the Plan Committee took action on the Date of Grant shown on Exhibit A, and proposed the issuance of new options to the Optionee;
          NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:
          1. GRANT OF OPTION. The Corporation hereby grants to the Optionee the right, privilege and option to purchase the number of shares of its Class A Common Stock (the "Common Stock") shown on Exhibit A hereto. These options are intended to be Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.
          2. PURCHASE PRICE. The purchase price per share under the option granted to Optionee under Paragraph 1 above shall be as shown on Exhibit A hereto, subject to adjustment as provided herein and in the Plan.
          3. TIME OF EXERCISE OF OPTION. Notwithstanding anything herein to the contrary, this option may be exercised by the Optionee according to the schedule noted on


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Exhibit A.  Subject to the
foregoing limitation, Optionee may exercise the option to purchase all the shares granted by this option at one time or the Optionee may exercise the option to purchase the shares granted by this option from time to time, until the termination thereof as provided in Paragraph 5 below.
          4. METHOD OF EXERCISE. The option shall be exercised by written notice directed to the Board of Directors of the Corporation, at the Corporation's principal place of business, accompanied by a check in payment of the option price for the number of shares specified and paid for. The Committee may approve or disapprove in its absolute discretion a request for payment to be made in whole or in part in stock of the Corporation. The Corporation shall make immediate delivery of the shares purchased under the option, provided that if any law or regulation requires the Corporation to take any such action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.
          5. TERMINATION OF OPTION Except as otherwise stated herein, the option, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:
          (a) upon the date which is three (3) months subsequent to the date on which the Optionee's employment by the Corporation is terminated (except if such termination be by reason of death or permanent and total disability);
          (b) the expiration of twelve (12) months after the date on which the Optionee's employment by the Corporation is terminated, if such termination be by reason of Optionee's permanent and total disability (as determined in the absolute discretion of the Committee);
          (c) the expiration of one hundred eighty (180) days from the death of the Optionee while in the employ of the Corporation, in which event the transferee of said option (or any unexercised portion thereof) pursuant to Optionee's Will or by laws of intestacy must exercise said option within one hundred eighty
     (180) days following the date of the Optionee's death; or

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          (d)  Any other circumstance provided on Exhibit A.
          6. RECLASSIFICATION, CONSOLIDATION OR MERGER. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of share subject to option and the option price per share shall be proportionately adjusted. If the Corporation is reorganized or consolidated or merged with another corporation, the Optionee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give the Optionee additional benefits which the Optionee did not have under the old option, or deprive the Optionee of benefits which the Optionee had under the old option (except with respect to fractional shares).
          7. RIGHTS PRIOR TO EXERCISE OF OPTION. This option is not transferable by the Optionee, except in the event of death as provided in Paragraph 5(c) above, and during the Optionee's lifetime is exercisable only by the Optionee. The Optionee shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to the Optionee of certificates for such shares as herein provided.
          8. SECURITIES, REGISTRATION AND RESTRICTIONS. Upon receipt of the shares of the Corporation as a result of the exercise in whole or in part of this option, the Optionee, if so requested by the Corporation, shall represent and warrant to the Corporation that the Optionee is acquiring the shares of Common Stock for investment and not with a view toward resale or distribution to the public and, if so requested by the Corporation, shall deliver to the Corporation a written statement to that effect satisfactory to the Corporation. Additionally, if so requested by the

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Corporation that the Optionee will execute and deliver
to the Corporation a written agreement that the Optionee will not sell or offer to sell any such shares of Common Stock unless a registration statement shall be in effect with respect to such shares of Common Stock under the Securities Act (as defined in the Plan) and any applicable state securities law or unless the Optionee shall have furnished to the Corporation an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Certificates representing the shares transferred upon the exercise or surrender of the option granted hereby may, at the discretion of the Corporation, bear a legend to the effect that such shares have not been registered under the Securities Act or any applicable state securities law and that such shares may not be sold or offered for sale in the absence of (i) an effective registration statement as to such shares under the Securities Act and any applicable state securities law, or (ii) an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Furthermore, the Corporation shall have the right to require the Optionee to enter into such stockholder or other related agreements as the Corporation deems necessary or appropriate under the circumstances as a condition to the issuance of any shares under this option.
          9.  PAYMENT OF WITHHOLDING TAX.  In the event the
Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an option, as a condition to the exercise thereof, the Optionee may be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Plan Committee, (i) in cash, (ii) by delivery of shares of Common Stock registered in the name of the Optionee, or by the Corporation not issuing such number of shares of Common Stock subject to the option, having a fair market value at the time of exercise equal to the amount to be withheld, or (iii) any combination of (i) and (ii) above.
          10. MISCELLANEOUS. The Optionee shall not have any right as a stockholder of the Corporation solely as a result of the grant of this option. The grant of this option

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does not constitute a
contract of employment. This option shall be subject in all respects to the terms of the Plan. The exercise of this option shall constitute the Optionee's sole and complete consent to whatever action the Committee elects to satisfy the Federal and State tax withholding requirements, if any, which the Committee in its sole discretion deems applicable to such exercise. This option shall be governed by the laws of the state applicable to the Plan.
          11. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

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          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed on the day and year first above written.


                         MEDICIS PHARMACEUTICAL CORPORATION


                         By _____________________________________
                             Chairman and Chief Executive Officer


                            ________________________________(SEAL)
                                    Corporate Secretary


Accepted and Agreed to:        ____________________________________
                                           Optionee


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                    MEDICIS PHARMACEUTICAL CORPORATION
                    STOCK OPTION CERTIFICATE AGREEMENT
                               EXHIBIT A





     Optionee:

     Option Plan:

     Date of Grant:

     Number of Options:

     Option Price:

     Expiration Date:



Shares may be exercised according to the following schedule:








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